UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 20, 2010

River Valley Bancorp
(Exact Name of Registrant as Specified in Its Charter)

Indiana	000-21765	35-1984567
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

430 Clifty Drive, P.O. Box 1590, Madison, Indiana		47250-0590
(Address of Principal Executive Offices)		(Zip Code)

(812) 273-4949
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02   Results of Operations and Financial Condition

On April 20, 2010, River Valley Bancorp (the “Corporation”) issued a press release reporting its results of operations and financial condition for the first quarter ended March 31, 2010.

A copy of the press release is attached as Exhibit 99.1 to this Current Report. The information disclosed under this Item 2.02, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

Item 5.07.   Submission of Matters to a Vote of Security Holders

On April 21, 2010, the Corporation held the Annual Meeting of Shareholders pursuant to due notice. Two directors were elected to the following terms, by the following votes. Holders of a total of 1,185,258 shares were present in person or by proxy at the meeting.

Director	Expiration of Term	Votes For	Withhold Vote	Broker Non-Votes

Fred W. Koehler	2013	790,161	36,126	358,971
Charles J. McKay	2013	820,161	6,126	358,971

The proposition described below, having received a vote, in person or by proxy, of more favorable votes than votes cast against the proposition, was declared to be duly adopted by the shareholders of the Corporation.

	For	Against	Abstain

Approval and ratification of the appointment of BKD, LLP as auditors for River Valley Bancorp for the year ended December 31, 2010	1,167,046	12,149	6,063

Item 9.01   Financial Statements and Exhibits

(d)   Exhibits

Exhibit No.	Description
99.1	Press Release, dated April 20, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: April 23, 2010	River Valley Bancorp

	By:	/s/Vickie L. Grimes
Vickie L. Grimes
Vice President of Finance

EXHIBIT INDEX

Exhibit Number	Exhibit Description	Location

99.1	Press Release, dated April 20, 2010	Attached